                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AMENDED AND RESTATED AGREEMENT made as of the 1st day of January, 2005, by and between Oppenheimer Multi-Sector Income Trust (hereinafter called the
"Trust"), and OppenheimerFunds, Inc. (hereinafter called the "Adviser").

      WHEREAS, the Trust is a closed-end, diversified management investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and the Adviser is a registered investment adviser;

      NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, it is agreed by and between the parties as follows:

1.    In General

      The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Trust with respect to the investment of its assets;
to supervise and arrange the purchases of securities for and the sale of securities held in the portfolio of the Trust; and to furnish facilities and furnish and supervise personnel as shall be required to provide the services described herein.

2.    Duties and Obligations of the Adviser with respect to investment of assets of the Trust

      (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees, the Adviser shall:

            (i) Regularly provide investment advice and recommendations to the Trust with respect to its investments, investment policies and the purchase and sale of securities and other investments (collectively,
"securities");

            (ii)                                      Supervise continuously
the investment program of the Trust and the composition of its portfolio;

            (iii)                                     Arrange, subject to the
provisions of paragraph "4" hereof, for the purchase of securities and other investments and for the sale of securities and other investments held in the portfolio of the Trust; and

            (iv)                                      Prepare proxy materials
for meetings of the Trust's shareholders and such registrations and reports as may be required by federal securities laws.

      (b) Any investment advice furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940, and of any rules or regulations in force thereunder; (2) any other applicable provision of law; (3) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the terms of the registration  statement of the Trust, as amended from time to time under the Securities Act of 1933 and the Investment Company Act of 1940.

      (c) Nothing in this Agreement shall prevent the Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own accounts or for the accounts of other for whom it or they may be acting, provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the
Trust under this Agreement.

      (d) The Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services, provided that the
Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of Paragraph 4 hereof.

3.    Trust Administration and Allocation of Expenses.

      The Adviser shall at its expense provide all executive, administrative and clerical personnel as shall be required to provide effective administration for the Trust, except such services, facilities and personnel as the Trust has contracted to obtain pursuant to the Administration
Agreement annexed hereto as Exhibit A.  Services to be provided by the
Adviser hereunder shall include the compilation and maintenance of such records with respect to the Trust's operations as may reasonably be required;
the preparation and filing of such reports with respect thereto as shall be required by the Securities and Exchange Commission and periodic reports with respect to its operations for the shareholders of the Trust except required reports to shareholders and Form N-SAR (or such other form as the SEC may substitute therefor); preparation of proxy materials for meetings of the
Trust's shareholders; and the preparation of such registrations and reports as may be required by Federal securities laws.  The Adviser shall, at its own cost and expense, also provide the Trust with adequate office space, facilities and equipment.  The Adviser shall, at its own expense, provide such officers for the Trust as the Trust's Board may request.

      All other costs and expenses not expressly assumed by the Adviser under this Agreement shall be paid by the Trust, including, but not limited to: (i)
interest and taxes, including issue and transfer taxes, incurred by or levied on the Fund; (ii) insurance premiums for fidelity and other coverage requisite to its operations; (iii) compensation and expenses of its Trustees other than those associated or affiliated with the Adviser; (iv) legal and audit expenses; (v) custodian, dividend paying agent, registrar and transfer agent fees and expenses (including charges and expenses of the Trust's
Dividend Reinvestment Plan Agent) and brokerage commissions, if any; (viii)
fees and expenses, other than as hereinabove provided, incident to the registration, under Federal law, of shares of the Trust for public sale; (ix)
except as noted above, all other expenses incidental to holding meetings of the Trust's shareholders; (x) payments under the Trust's Administration
Agreement; (xi) fees and expenses of listing and maintaining the listing of the Trust's shares of any national securities exchange; (xii) cost of certificates representing the Trust's shares; and (xiii) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligation which the Trust may have to indemnify its officers and Trustees with respect thereto.

4.    Portfolio Transactions and Brokerage.

      (a) The Adviser is authorized, in arranging the purchase and sale of the Trust's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter
"broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Trust to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Trust's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 4, the benefit of such investment information or research as will be of significant assistance to the performance by the Adviser of its investment management functions.

      (b) The Adviser shall select broker-dealers to effect the Trust's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions.  The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Trust's portfolio transactions by participating therein for its own account; the importance to the Trust of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Trust.

      (c) The Adviser shall have discretion, in the interests of the Trust, to allocate brokerage on the Trust's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities
Exchange Act of 1934) for the Trust and/or other accounts for which the
Adviser or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to
cause the Trust to pay such broker-dealers a commission for effecting a portfolio transaction for the Trust that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Adviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser or its affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination, the Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, the Adviser shall be prepared to show that all commissions were allocated for purposes contemplated by this
Agreement and that the total commissions paid by the Trust over a representative period selected by the Trust's trustees were reasonable in relation to the benefits to the Trust.

      (d) The Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Trust for effecting its portfolio transactions to the extent consistent with the interests and policies of the Trust as established by the determinations of the Board of Trustees of the Trust and the provisions of this paragraph 4.

      (e) The Trust recognizes that an affiliated broker-dealer: (i) may act as one of the Trust's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the
Trust; and (iii) may effect portfolio transactions for the Trust only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

      (f) Subject to the foregoing provisions of this paragraph 4, the
Adviser may also consider sales of shares of the Trust and the other funds advised by the Adviser and its affiliates as a factor in the selection of broker-dealers for its portfolio transactions.

5.    Compensation of the Adviser.

      The Trust agrees to pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, a fee payable weekly in an amount computed by applying the annual rate of .65 of 1%
to the end of week net assets of the Trust, determined as of the close of business of the New York Stock Exchange each Friday.  When the New York Stock
Exchange is not open on a Friday, then the net assets shall be determined as of the close of business of the New York Stock Exchange on the day on which the New York Stock Exchange was open next preceding such Friday.

6.    Use of Name "Oppenheimer".

      The Adviser hereby grants to the Trust a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Trust for the duration of this Agreement and any extensions or renewals thereof.  To the extent necessary to protect the Adviser's rights to the name "Oppenheimer"
under applicable law, such license shall allow the Adviser to inspect and, subject to control by the Trust's Board, control the nature and quality of services offered by the Trust under such name.  Such license may, upon termination of this Agreement, be terminated by the Adviser, in which event the Trust shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Trust or otherwise.  The name "Oppenheimer" may be used or licensed by the Adviser in connection with any of its activities, or licensed by the
Adviser to any other party.

7.    Duration and Termination.

      (a) This Agreement will take effect on the date first set forth above.
This Agreement shall continue in effect from year to year, so long as such continuance shall be approved at least annually (a) by the Board of Trustees, including the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the
Investment Company Act of 1940) of any such party cast in person at a meeting called for the purpose of voting on such approval, or (b) by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Trust and by such aforementioned vote of the Board of Trustees.

      (b) This Agreement may be terminated by the Adviser at any time without penalty upon sixty days' written notice to the Trust (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon sixty days' notice to the Adviser (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of all the Trustees of the Trust then in office or by the vote of the holders of a "majority" (as defined in the
Investment Company Act of 1940) of the outstanding voting securities of the
Trust.  This Agreement shall automatically terminate in the event of its assignment (as "assignment" is defined in the Investment Company Act of 1940).

8.    Liability.

      (a) Provided that nothing herein shall be deemed to protect the Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this
Agreement, the Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

      (b) The Adviser understands and agrees that the obligations of the
Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property; the
Adviser represents that it has notice of the provisions of the Declaration of
Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust.

      IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and year first above written.

                                    Oppenheimer Multi-Sector Income Trust

                                    By: /s/ Robert G. Zack
                                        --------------------------------------
                                          Robert G. Zack
                                          Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        --------------------------------------
                                          John V. Murphy
                                          Chairman, President, Chief
                                          Executive Officer & Director